UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the first amendment to the second amended and restated exchange agreement

As previously reported on EzFill Holdings, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2023 and November 8, 2023, the Company, the members of Next Charging LLC (the “Members”) and Michael Farkas, an individual, as the representative of the Members entered into an Exchange Agreement dated August 10, 2023 as amended by the Amended and Restated Exchange Agreement, dated November 2, 2023 (as so amended the “Original Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging LLC in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). Subsequently, Next Charging LLC converted to a corporation organized in the State of Nevada named NextNRG Holding Corp. effective as of March 1, 2024 (the “Conversion”), which Conversion continued the existence of the prior entity in the new corporate form and the prior members of Next Charging LLC remained as shareholders of NextNRG Holding Corp. As reported on the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2024, on June 11, 2024, in order to reflect the Conversion, the Company, all of the shareholders of NextNRG Holding Corp. (the “Shareholders”) and Michael Farkas as the representative of the Shareholders (the “Shareholders’ Representative”) executed a second amended and restated agreement to replace the Original Exchange Agreement in its entirety (the “Second Amended and Restated Exchange Agreement”). Pursuant to the Second Amended and Restated Exchange Agreement, the Company agreed to acquire from the Shareholders 100% of the shareholding of NextNRG Holding Corp. in exchange for the issuance by the Company to the Shareholders of Common Stock.

On July 22, 2024, the Company and the Shareholders’ Representative entered into the first amendment to the Second Amended and Restated Exchange Agreement (“First Amendment Agreement”) to add a new section 2.10 to the Second Amended and Restated Exchange Agreement. The new section 2.10 provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

The information set forth above is qualified in its entirety by reference to the First Amendment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1. Any terms not defined herein have the same meaning ascribed to them in the First Amendment Agreement.

Promissory Note dated July 22, 2024:

On July 22, 2024, EzFill Holdings, Inc. (the “Company”) issued a promissory note (the “July 22 Note”) to NextNRG Holding Corp. (formerly Next Charging, LLC) (“Next”) for the sum of $165,000 (the “Loan”) to be used for the Company’s working capital needs. The July 22 Note has an original issue discount (“OID”) of 10% of the aggregate original principal amount of the Loan. The unpaid principal balance of the July 22 Note has a fixed rate of interest of 8% per annum for the first nine months, after which the July 22 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the July 22 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the July 22 Note, along with accrued interest, will be due on September 22, 2024 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the July 22 Note, at which point the end of the then current 2 month period shall be the Maturity Date.

If the Company defaults on the July 22 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the July 22 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the July 22 Note.

The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this July 22 Note must be repaid in cash at the request of Next.

The Company has agreed to issue 52,000 shares of its common stock to Next (the “Commitment Fee Shares”). The Commitment Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Commitment Fee Shares were deemed fully earned as of July 22, 2024.

Michael Farkas is the chief executive officer and the controlling shareholder of Next (the “CEO”). The CEO is also the beneficial owner of approximately 27% of the Company’s issued and outstanding common stock. As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023 and on November 8, 2023, the Company, the members of Next (a limited liability company at the time of such filings) and the CEO (the managing member of Next at the time), as an individual and also as the representative of the members of Next, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from such members of Next 100% of the membership interests of Next in exchange for the issuance by the Company to the members of Next of shares of common stock, par value $0.0001 per share, of the Company. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 14, 2024, a second amended and restated exchange agreement to the Exchange Agreement was entered into between the Company, the shareholders of Next and the CEO to reflect the conversion of Next Charging, LLC to NextNRG Holding Corp., a corporation organized in the State of Nevada (the “Second Amended and Restated Exchange Agreement”). As mentioned in the aforementioned item in this filing, on July 22, 2024, the first amendment to the second amended and restated exchange agreement was entered into between the Company and the CEO as the representative of the shareholders of Next. The first amendment provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement. Upon occurrence of the Closing, Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

The information set forth above is qualified in its entirety by reference to the July 22 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2024, EzFill Holdings, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one-for-two and a half (1-for-2.5) reverse split (the “Reverse Split”). The Reverse Split became effective on July 25, 2024. As a result of the Reverse Split, every 2.5 shares of the Company’s issued and outstanding common stock shall have automatically converted into one share of common stock, without any change in the par value per share and began trading on a post-split basis under the Company’s existing trading symbol, “EZFL,” when the market opened on July 25, 2024.

A total of approximately 1.99 million shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares will be outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. The new CUSIP number for the common stock following the Reverse Split is 302314406.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of common stock subject to such options or warrants and the exercise price thereof.

The above description is a summary of the text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On July 23, 2024, the Company announced that it was effecting a reverse split, which would be effective July 25, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
10.1	First Amendment dated July 22, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024 by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp.
10.2	Promissory Note dated July 22, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.
99.1	Press release of EzFill Holdings, Inc. dated July 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer